Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Danaher Corporation & Subsidiaries Amended and Restated Executive Deferred Incentive Program of our report dated January 29, 2003, with respect to the consolidated financial statements of Danaher Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland

May 12, 2003